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                                                                   EXHIBIT 10.11

                                 FIRST AMENDMENT
                                     TO THE
                                   PLUMAS BANK
                     EXECUTIVE SALARY CONTINUATION AGREEMENT
                               DATED JUNE 4, 2002
                                       FOR
                                 ROBERT T. HERR

      THIS AMENDMENT is adopted this 15th day of September, 2004, by and between Plumas Bank, a state-chartered commercial bank located in Quincy, California, (the "Employer") and Robert T. Herr (the "Executive").

      The Company and the Executive executed the Plumas Bank Executive Salary Continuation Agreement on June 4, 2002 (the "Agreement").

      The undersigned hereby amend, in part, said Agreement for the purpose of removing all death benefit provisions of the Agreement. Therefore, the following changes shall be made:

      Article 1.3 of the Agreement shall be deleted in its entirety and replaced by the following Article 1.3:

1.3 Applicable Percentage. The term "Applicable Percentage" shall mean that percentage listed on Schedule "A" attached hereto which is adjacent to the number of complete years (with a "year" being the performance of personal services for or on behalf of the Employer as an employee for a period of 365 days) which have elapsed starting from the Effective Date of this Agreement and ending on the date payments are to first begin under the terms of this Agreement. In the event that Executive's employment with Employer is terminated other than by reason of disability, Retirement or voluntary termination on the part of Executive, Executive shall be deemed for purposes of determining the number of complete years to have completed a year of service in its entirety for any partial year of service after the last anniversary date of the Effective Date during which the Executive's employment is terminated.

      Article 1.4 of the Agreement shall be deleted in its entirety.

      Article 1.12 of the Agreement shall be deleted in its entirety.

      Article 3.2 of the Agreement shall be deleted in its entirety and replaced by the following Article 3.2:

3.2 Payments in the Event of Death After Retirement. In the event of Executive's death following Retirement, no death benefit shall be provided under this Agreement.

      Article 4 of the Agreement shall be retitled to read: Payment in the Event Disability Occurs Prior to Retirement.

      Article 4.1 of the Agreement shall be deleted in its entirety and replaced by the following Article 4.1:

4.1 Payments in the Event of Death Prior to Retirement. In the event of Executive's death prior to Retirement, no death benefit shall be provided under this Agreement.

      Article 4.2 of the Agreement shall be deleted in its entirety and replaced by the following Article 4.2:

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4.2 Payments in the Event of Disability Prior to Retirement. In the event the
Executive becomes Disabled while actively employed by the Employer at any time after the date of this Agreement but prior to Retirement, the Executive shall:
(i) continue to be treated during such period of Disability as being gainfully employed by the Employer but shall not add applicable years of service for the purpose of determining the Annual Benefit; and (ii) be entitled to be paid the Annual Benefit, as set forth on Schedule" A ", for fifteen ( 15 ) years, as determined by the applicable years of service at the time of disability, as defined above, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the earlier of (1) the month in which the Executive attains sixty-five
(65) years of age; or (2) the date upon which the Executive is no longer entitled to receive Disability benefits under the Executive's principal Disability insurance policy and does not, at such time, return to and thereafter fulfill the responsibilities associated with the employment position held with the Employer prior to becoming Disabled by reason of such Disability continuing. Upon Executive's death, no further payments will be made under this section (4.2).

      Article 5 of the Agreement shall be retitled to read: Payments in the Event Employment is Terminated Other than by Disability or Retirement.

      Article 5.1 of the Agreement shall be deleted in its entirety and replaced by the following Article 5.1:

5.1 Payments in the Event Employment is Terminated Other than by Disability, Retirement, or a Change of Control of the Employer.

As indicated in Paragraph 2 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated, for any reason, including voluntary termination by the Executive, but other than by reason of Disability , Retirement, or a change of control of the Employer as set forth in Paragraph 5.2, the Executive or his legal representative shall be entitled to be paid the Annual Benefit, as set forth in Schedule A for a period of fifteen (15) years, as determined by the applicable years of service at the time of the Executive's termination of employment with the Employer, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive terminates employment and attains sixty-five (65) years of age.

      IN WITNESS OF THE ABOVE, the Executive and the Company hereby consent to this First Amendment.

Executive:                           Plumas Bank

/s/ Robert T. Herr                   By /s/ Jerry V. Kehr
-----------------------------------     -----------------------------------
Robert T. Herr

                                     Title Chairman
                                           --------------------------------

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